UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2012

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

25 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Agreement regarding Convertible Note

As previously disclosed, on June 30, 2011, Satcon Technology Corporation (the “Company”) issued a Subordinated Convertible Note in the original principal amount of $16,000,000 to an institutional investor (the “Holder”), which was amended by the Company and the Holder on December 1, 2011 (as amended, the “Note”).  On April 20, 2012, the Company and the Holder entered into an agreement (the “Agreement”) regarding the Note, to, among other things, require the Company to seek approval from its stockholders at the next annual meeting of its stockholders for issuance of up to 25,000,000 additional shares of the Company’s common stock to the Holder upon conversion of the Note.

The Agreement further requires the Holder, in the absence of an event of default or a change of control of the Company, to refrain from exercising its conversion rights under the Note or demanding payments (other than interest payments) under the Note until October 1, 2012, and relieves the Company of its obligation to make payments under the Note (other than interest payments) until October 1, 2012. The Agreement also amends the “conversion price” currently in effect under the Note to $0.40.

The description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Agreement for a complete understanding of the terms and conditions of the Agreement.

Item 3.02          Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.  The Note was offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibts

Exhibit No.	Description

10.1	Amendment Agreement, dated as of April 20, 2012, by and between the Company and the Holder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: April 23, 2012	By:	/s/ Aaron Gomolak
Aaron Gomolak
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated as of April 20, 2012, by and between the Company and the Holder.